Exhibit 10.1

July 17, 2015

VIA EMAIL

Jimmy S.H. Lee

Mercer International Inc.

Suite 1170 – 700 West Pender Street

Vancouver, B.C. V6C 1G8

Dear Jimmy:

Re:	Amendment to Employment Arrangements

Pursuant to our previous discussions, the board of directors (the “Board”) of Mercer International Inc. (the “Company”) are very pleased to confirm your transition from your current position as President, Chief Executive Officer and Chairman of the Company to Executive Chairman of the Company on the revised terms and conditions outlined below:

New Title:	Executive Chairman of the Board

Start Date:	July 20, 2015 (the “Effective Date”)

Duties:

As Executive Chairman of the Board, you will be responsible for developing the Company’s overall corporate strategy, providing leadership and building consensus, in conjunction with the chief executive officer of the Company (“CEO”), in the development of the Company’s overall strategic plan, capital markets activities and corporate development initiatives within the context of the corporate strategy. You will primarily act as a key driver of the development of the strategy and the CEO will be primarily responsible for the execution of the strategy.

Your specific duties will be as set forth under the section “Terms of Reference for the Executive Chairman of the Board of the Company”, a copy of which forms part of the Company’s amended Corporate Governance Guidelines.

MERCER INTERNATIONAL INC

SUITE 1120, 700 WEST PENDER STREET, VANCOUVER, BC V6C 1G8 T: (604) 684-1099 F: (604) 684-1094

14900 INTERURBAN AVENUE SOUTH, SUITE 282 SEATTLE, WASHINGTON 98168 T: (206) 674 4639 F: (206) 674 4629

Base Salary:	Euro 463,500 per year, subject to annual review (effective July 31, 2015).

Annual Bonus:

In addition to your base salary, you shall be eligible to receive in respect of each fiscal year (or portion thereof) additional variable cash compensation, in an amount, if any, determined by the Board.

LTIP Awards	As Executive Chairman of the Board, you will receive up to 100% of the maximum awards available to you under the Company’s long-term incentive plan.

Benefits:	As Executive Chairman of the Board, you shall continue to receive all of the benefits and perquisites currently provided to you by the Company.

Vacation:	Your annual vacation entitlement will remain unchanged.

Change of Control:	The change of control provisions in your current employment contract with the Company will remain unchanged.

Miscellaneous:

This letter shall be read together with your current employment agreement and together they set out the entire agreement in respect of your employment by the Company and supersede and replace in its entirety any and all prior commitments, agreements and understandings, whether written or oral. This letter shall be interpreted and construed in accordance with the laws of British Columbia. This letter may be signed in counterparts and by facsimile or email transmission.

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MERCER INTERNATIONAL INC

SUITE 1120, 700 WEST PENDER STREET, VANCOUVER, BC V6C 1G8 T: (604) 684-1099 F: (604) 684-1094

14900 INTERURBAN AVENUE SOUTH, SUITE 282 SEATTLE, WASHINGTON 98168 T: (206) 674 4639 F: (206) 674 4629

The Board is extremely pleased that you will become the Executive Chairman of the Board of our Company. Together, we will continue to expand the Company’s position as one of the largest publicly traded producers of market northern bleached softwood kraft pulp in the world.

Very truly yours,

MERCER INTERNATIONAL INC.

By:	/s/ Eric Lauritzen

Name:	Eric Lauritzen
Title:	Lead Director

I have read and accept this amendment to my employment arrangements as of the 20th day of July, 2015.

/s/ Jimmy S. H. Lee
Jimmy S.H. Lee

MERCER INTERNATIONAL INC

SUITE 1120, 700 WEST PENDER STREET, VANCOUVER, BC V6C 1G8 T: (604) 684-1099 F: (604) 684-1094

14900 INTERURBAN AVENUE SOUTH, SUITE 282 SEATTLE, WASHINGTON 98168 T: (206) 674 4639 F: (206) 674 4629